UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)

(847) 672-2300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On March 28, 2011, Coleman Cable, Inc. a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Technology Research Corporation, a Florida corporation (“TRC”), and Clearwater Acquisition I, Inc., a Florida corporation and wholly-owned subsidiary of the Company (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”) to purchase all of TRC’s issued and outstanding shares of common stock, par value $0.51 per share (“Common Stock”), including the associated Rights (as defined below) (the “Shares”), at a price of $7.20 per Share in cash, without interest (less any applicable withholding taxes) (the “Per Share Amount”).

Purchaser has agreed to commence the Offer no earlier than April 11, 2011 and no later than April 18, 2011, and the Offer will expire on the later of (i) the 20th business day beginning with (and including) the commencement of the Offer and (ii) May 13, 2011, unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). The Purchaser is required to extend the Offer for up to two increments of 10 days following the initial Expiration Date if the Offer has not closed by the initial Expiration Date and may extend the Offer at its discretion for one or more additional periods. In no event may the Offer be extended beyond July 10, 2011 without the consent of TRC.

The obligation of the Company and Purchaser to consummate the Offer is subject to customary conditions, including but not limited to: (a) 50.1% of the outstanding Shares (determined on a fully-diluted basis) having been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Tender Condition”); and (b) there having occurred no change in recommendation by TRC’s Board of Directors (the “TRC Board”).

Following the successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into TRC, with TRC surviving as a wholly-owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, each issued and outstanding Share, other than Shares held in the treasury of TRC or owned by the Company, Purchaser or any of their affiliates, will be converted into the right to receive the merger consideration (which is equal to the Per Share Amount).

In the Merger Agreement, TRC granted to Purchaser an irrevocable option (the “Top-Up Option”), upon the terms and subject to the conditions set forth in the Merger Agreement (including the Purchaser owning after the completion of the Offer at least 50.1% but less than 80% of all outstanding Shares), to purchase at the Per Share Amount a number of authorized but unissued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by the Company and Purchaser, would constitute one share more than 80% of the Shares then outstanding (the “Top-Up Option Shares”). In no event will the Top-Up Option be exercisable if the number of Top-Up Option Shares would be in excess of the number of authorized but unissued Shares that are not already reserved for issuance as of immediately prior to the issuance of the Top-Up Option Shares. The Top-Up Option is only exercisable once in whole and not in part within ten (10) business days after the date on which Purchaser accepts for payment and pays for Shares pursuant to the Offer (the “Purchase Date”); provided, however, that the Top-Up Option will not be exercisable if the Minimum Tender Condition has not been satisfied and will terminate on the Expiration Date if the Minimum Tender Condition has not been satisfied as of such date. The Top-Up Option will terminate concurrently with the termination of the Merger Agreement in accordance with its terms.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

The Merger Agreement permits TRC to solicit alternative acquisition proposals from third parties until May 11, 2011. In addition, TRC may, at any time, upon the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited proposal that constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement). There can be no assurance that this process will result in an alternative transaction. Purchaser will terminate the Offer if TRC accepts a Superior Proposal and terminates the Merger Agreement in accordance with its terms.

The Merger Agreement also includes customary termination provisions for TRC and the Company and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including the acceptance of a Superior Proposal), TRC will be required to pay the Company a termination fee of $1,250,000, inclusive of expenses.

Neither the Offer nor the Merger is subject to a financing condition. The closing of the Merger is subject to customary closing conditions. If Purchaser achieves ownership of 80% of the outstanding Shares through the Offer, including any exercise of the Top-Up Option described above, it may effect the Merger as a short-form merger without a vote or any further action by TRC’s shareholders. Otherwise, the Company and Purchaser will need to obtain the approval of TRC’s shareholders holding a majority of the Shares to adopt the Merger Agreement prior to consummating the Merger. In this event, TRC will call and convene a shareholders’ meeting to obtain this approval, and Purchaser will vote all Shares it acquires pursuant to the Offer and subsequent offering period, if any, in favor of the adoption of the Merger Agreement, thereby assuring approval.

The Merger Agreement provides that, subject to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, upon the purchase by Purchaser pursuant to the Offer of such number of Shares as shall satisfy the Minimum Tender Condition, and from time to time thereafter, Purchaser may designate directors to serve on the TRC Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (a) the total number of directors on the TRC Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (b) the percentage that the aggregate number of Shares beneficially owned by Purchaser and its affiliates bears to the total number of Shares then outstanding (on a fully-diluted basis). TRC has agreed, upon Purchaser’s request, to use its best efforts to take all such actions as are necessary to elect or designate to the TRC Board the individuals designated by Purchaser, including by increasing the size of the TRC Board. TRC shall also cause the directors elected or designated by Purchaser to the TRC Board to serve on and constitute the same percentage (rounded up to the next whole number) as is on the TRC Board of each committee of the TRC Board. Pursuant to Rule 14f-1, TRC will distribute to each of TRC’s shareholders an Information Statement that will, among other things, provide information regarding the Purchaser’s proposed directors.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

On March 28, 2011, in connection with the execution of the Merger Agreement, TRC entered into an Amendment to Rights Agreement (the “Amendment”) with Registrar and Transfer Agent, as rights agent (the “Rights Agent”). The Amendment amends the terms of the Rights Agreement, dated as January 18, 2011, between TRC and the Rights Agent (the “Rights Agreement”). The Amendment was entered into in order to ensure that the Merger Agreement, the Offer, the Merger or the consummation of any other transaction contemplated by the Merger Agreement do not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things: (i) no Person (as defined in the Rights Agreement) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; (ii) no Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur as a result of, among other things, the execution, delivery or public announcement of the Merger Agreement, the Offer, the Merger or the other transactions contemplated by the Merger Agreement; and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).

Shareholder Tender Agreement

Concurrently with the execution of the Merger Agreement, Hosea II, LLC, a company controlled by Roger Boatman, an employee of TRC, entered into a Tender and Support Agreement (the “Shareholder Tender Agreement”) with the Company and Purchaser. Pursuant to the terms of the Shareholder Tender Agreement, such shareholder has agreed to exercise all of its rights with respect to its Shares to, and use its best efforts to, tender its Shares in the Offer on the terms and subject to the conditions of such agreement and has granted irrevocable proxies to the Company and Purchaser or has otherwise agreed to vote its Shares in favor of the Merger if such vote is required. The Shares subject to the Shareholder Tender Agreement comprise approximately 10% of all outstanding Shares. The Shareholder Tender Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The foregoing description of the Shareholder Tender Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholder Tender Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-looking statements

Various statements included in this Form 8-K, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in the Company’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to today.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2011, among Coleman Cable, Inc., Clearwater Acquisition I, Inc., and Technology Research Corporation

10.1	Tender and Support Agreement, dated as of March 28, 2011, among Coleman Cable, Inc., Clearwater Acquisition I, Inc., and Hosea II, LLC

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IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of TRC. The planned tender offer by Purchaser for all of the outstanding shares of common stock of TRC has not been commenced. On commencement of the tender offer, the Company will mail to the TRC shareholders an offer to purchase and related materials and TRC will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Purchaser will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and TRC will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. TRC’s shareholders are urged to read these materials carefully when they become available, since they will contain important information, including terms and conditions of the offer. TRC’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Purchaser or TRC with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEMAN CABLE, INC.
(Registrant)

Date: March 29, 2011	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice
President, Secretary and Treasurer